                                                                      EXHIBIT 11

                               WORLD ACCESS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                             -------------------------   --------------------------
                                                1998          1997           1998          1997
                                             -----------   -----------   ------------   -----------
Basic:
Weighted average common shares outstanding
  during the period                           21,248,665    19,599,538     20,345,894    18,561,230
                                             ===========   ===========   ============   ===========
Net income (loss)                            $ 7,029,665   $ 4,370,863   $(35,301,034)  $10,411,541
                                             ===========   ===========   ============   ===========
Net income (loss) per share                  $      0.33   $      0.22   $      (1.74)  $      0.56
                                             ===========   ===========   ============   ===========

Assuming full dilution:
  Weighted average number of common shares
     outstanding during the period            21,248,665    19,599,538     20,345,894    18,561,230
  Assuming exercise of options                   790,263       624,478             --       514,513
  Assuming conversion of Notes                 3,105,485            --             --            --
                                             -----------   -----------   ------------   -----------
Weighted average number of common shares
  outstanding as adjusted                     25,144,413    20,224,016     20,345,894    19,075,743
                                             ===========   ===========   ============   ===========

Net income (loss)                              7,029,665     4,370,863    (35,301,034)   10,411,541
  Reduction of interest expense on assumed
     conversion of Notes                         900,000            --             --            --
                                             -----------   -----------   ------------   -----------
Net income (loss) as adjusted                $ 7,929,665   $ 4,370,863   $(35,301,034)  $10,411,541
                                             ===========   ===========   ============   ===========
Earning per common share assuming full
  dilution                                   $      0.32   $      0.22   $      (1.74)  $      0.55
                                             ===========   ===========   ============   ===========
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